Exhibit 10.2

CONSULTING AGREEMENT

CONSULTING AGREEMENT (this “Agreement”) dated as of _______, 2026, between Elme Communities Liquidating Trust (the “Trust”) and [individual] (“Consultant”).

WHEREAS, prior to the dissolution of Elme Communities, a Maryland real estate investment trust (the “Company”) and the transfer of all the Company’s remaining assets and liabilities to the Trust, on November 6, 2026, the Consultant served as the Executive Vice President and [____] of the Company;

WHEREAS, given the Consultant’s previous position with the Company, the Trust desires Consultant to provide consulting services to the Trust, and Consultant is willing to serve the Trust in a consulting capacity, commencing on November 7, 2026 (the “Effective Date”) for the period and upon such other terms and conditions as set forth in this Agreement.

NOW THEREFORE, in consideration of the promises, mutual covenants and other good and valuable consideration set forth in this Agreement, the receipt and sufficiency of which is hereby acknowledged, Consultant and the Trust (the “Parties”) agree as follows:

1.            Entire Agreement. Except as otherwise expressly provided herein, this Agreement is the entire agreement between the Parties with respect to the subject matter hereof and contains all agreements, whether written, oral, express or implied, between the Parties relating thereto and supersedes and extinguishes all other agreements relating thereto, whether written, oral, express or implied, between the Parties. Notwithstanding the foregoing, nothing in this Agreement supersedes, modifies or limits Consultant’s obligations under the Agreement and Release of Claims between Consultant and the Company, dated as of November 2, 2026, including any continuing cooperation obligations thereunder, which obligations are hereby reaffirmed and shall remain in full force and effect in accordance with their terms.

2.            Term. This Agreement shall be effective as of the Effective Date and shall continue until April 30, 2027, unless such term is extended by the mutual written agreement of both Parties. Notwithstanding the foregoing, Consultant’s services under this Agreement may be terminated earlier pursuant to the provisions of Section 7. The period of time from the Effective Date through the termination of Consultant’s services hereunder is herein referred to as the “Term.”

3.            Services; Time Commitment; Independent Contractor Status. (a)  During the Term, Consultant shall render such consulting services as may be reasonably requested from time to time by the Trust to facilitate the transition and wind-down of matters within the scope of Consultant’s knowledge and expertise and which relate to the services performed by the Consultant for Elme Communities prior to the Effective Date (the “Services”). The Parties acknowledge and agree that Consultant’s fulfillment of obligations to the Trust will not require Consultant’s full business time. In the time that Consultant is not providing the Services to the Trust, Consultant may accept other employment or engagements and may participate in any other activities without obtaining the Trust’s approval thereof; provided, however, that such other employment, engagements, or activities do not violate this Agreement and do not materially interfere or conflict with Consultant’s ability or commitment to perform the Services. The Trust will reasonably cooperate with Consultant to schedule the Services in a manner that accommodates Consultant’s other professional commitments.

(b)            Consultant acknowledges that (i) Consultant is an independent contractor of the Trust, (ii) Consultant shall not have any right to act for, represent or otherwise bind the Trust in any manner and (iii) except as otherwise provided herein, Consultant shall not be entitled to, and hereby waives all claims to, any of the rights, privileges or benefits of an employee of the Trust or any of the Trust’s affiliates. If Consultant were to be reclassified by a state or federal agency or court as the Trust’s employee under applicable law or otherwise with respect to the provision of Services hereunder, Consultant will not be eligible to receive any employee benefits from the Trust, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

(c)            Consultant shall determine the method, details and means of performing the Services and shall devote the amount of time reasonably necessary in [his][her] judgment to perform the Services. The Trust and Consultant shall mutually agree upon the specific hours of availability for performance of Services to the extent such specificity is necessary for the performance of such Services. Services shall be performed at one or more location(s), including remotely, to be determined by Consultant.

4.            Consulting Fee; Reimbursement. During the Term, for the Services provided under this Agreement, the Trust shall pay Consultant a fee of $[250][300] per hour, calculated in whole hour increments (the “Consulting Fee”). Consultant will bill the Trust periodically (usually monthly) for the Services. Payment will be due within 30 days of the date of the billing statement. Consultant may charge interest on amounts which are overdue for more than 30 days. Interest will be calculated at 12% per year or the maximum rate permitted by applicable law, whichever is lower. Consultant shall also be reimbursed for all reasonable out-of-pocket expenses properly incurred in connection with the Services provided hereunder, which out-of-pocket expenses shall not exceed $2,500 without the prior written approval of the Trust. Such reimbursements shall be promptly provided to Consultant.

5.            Release of Claims. Consultant, on his or her own behalf, and on behalf of his or her heirs, agents, family members, executors, administrators, representatives, attorneys, successors and assigns, hereby fully and forever releases and discharges the Trust, the Company, and any and all of their past, present, or future parents, subsidiaries, affiliates, and related entities, and any and all of their past, present or future officers, directors, members, employees, agents, counsel, consultants, auditors, contractors, successors and assigns, including, but not limited to, Washington Real Estate Investment Trust (the “Trust Releasees”), from any and all complaints, claims, demands, damages, lawsuits, and causes of action, whether known, unknown or unforeseen, arising out of or in connection with any event, transaction or matter occurring or existing on or before the date of Consultant’s execution of this Agreement, which Consultant has or may have against any of them for any reason whatsoever in law or in equity, under federal, state, local or other law, whether the same be upon statutory claim, contract, tort or other basis, including but not limited to any and all claims arising from or relating to Consultant’s past employment or termination of employment; any and all claims relating to wages, salary, bonuses, commissions, other compensation, expenses, benefits, leave, discrimination, disabilities, accommodation, harassment, or retaliation or other wrongful conduct; and any and all claims relating to any employment contract, express or implied. Without limiting the generality of the foregoing, this release covers any and all claims under the Civil Rights Acts of 1866 and 1964, the Americans with Disabilities Act, the Equal Pay Act, the National Labor Relations Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, the Maryland Fair Employment Practices Act, the Maryland Parental Leave Act, the Maryland Equal Pay for Equal Work Law, the Maryland Healthy Working Families Act, all as amended and including all of their respective implementing regulations, and any other federal, state or local statutes related to Consultant’s past employment.

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This release covers claims Consultant knows about and those Consultant does not know about but does not waive or release any claims or rights that arise after Consultant executes this Agreement. Consultant agrees, without limiting the generality of the above release, not to file any claim or lawsuit seeking monetary recovery or other relief based on any claims that are lawfully released in this Section. Consultant further hereby irrevocably and unconditionally waives any and all rights to recover, and will not accept, any monetary or other relief concerning the claims that are lawfully released in this Section. Notwithstanding the foregoing, Consultant is not releasing (a) any right to enforce this Agreement; (b) any claim under the Age Discrimination in Employment Act; or (c) any claims for unemployment compensation, workers’ compensation benefits or other rights or claims that may not be released by this Section as a matter of law. Additionally, Consultant is not releasing any rights Consultant may have in the nature of indemnification or coverage under a directors and officers insurance policy, which shall apply in accordance with their terms. Consultant represents and understands that the foregoing is a GENERAL RELEASE.

6.            Rights Not Subject to Limitation. Notwithstanding any other provisions of this Agreement, this Agreement does not limit any right Consultant, the Trust, or the Company may have that may not be limited by private agreement, including any right to: (a) provide any information in response to a valid subpoena, court order, other legal process or as otherwise required to be provided by law; (b) challenge the validity or enforceability of Section 5; (c) file a charge with, provide information to, or participate in an investigation or proceeding conducted by a government agency authorized to enforce laws against unlawful conduct, provided that Section 5 does waive, to the maximum extent permitted by law, any right to seek, recover or accept any monetary payments or other individual relief for Consultant connected to any agency or other action related to claims that are lawfully released in Section 5; or (d) report possible violations of federal or state law or regulation to any governmental agency or entity or self-regulatory organization or to cooperate with such agency, entity, or organization, without notice to the Trust (and to receive a whistleblower award provided by law for providing such information). The Parties acknowledge that pursuant to 18 U.S.C. § 1833(b), an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, provided that the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

7.            Termination of Services. Consultant’s services may be terminated (a) by the mutual written agreement of the Parties; (b) by the Trust or by Consultant at any time for any reason or no reason upon at least thirty (30) days’ advance written notice to the other Party hereto; (c) by the Trust due to any material breach of this Agreement by Consultant and such breach is not cured within ten (10) days following the Trust’s delivery of written notice to Consultant of such breach; or (d) by Consultant due to any material breach of this Agreement by the Trust and such breach is not cured within ten (10) days following Consultant’s delivery of written notice to the Trust of such breach; provided, however, that Consultant’s services shall automatically terminate upon Consultant’s death.  Upon termination of Consultant’s services hereunder, the Trust shall have no further obligation to provide compensation to Consultant hereunder except for (i) reimbursement for any reasonable out-of-pocket expenses properly incurred in connection with the Services through the date Consultant’s services are terminated, and (ii) the balance of any Consulting Fee owed through the date of termination that has not been previously paid.

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8.            Confidentiality. Consultant shall not disclose or use at any time, either during the Term or for a period of one (1) year thereafter, any Confidential Information of which Consultant is or becomes aware, whether or not such information is developed by Consultant, except to the extent that such disclosure or use is directly related to and required by Consultant’s performance in good faith of duties assigned to Consultant by the Trust. Consultant will take all appropriate steps within Consultant’s control to safeguard Confidential Information in Consultant’s possession and to protect it against disclosure, misuse, espionage, loss and theft. Consultant shall, at [his][her] option, either destroy (and shall certify such destruction in writing to the Trust) or deliver to the Trust promptly following the expiration of the Term, or at any time the Trust may request, all memoranda, notes, plans, records, reports and other documents and data (and copies thereof) relating to the Confidential Information of the business of the Trust that Consultant may then possess or have under Consultant’s control.

As used herein, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Trust in connection with its business, including, but not limited to, information, observations and data obtained by Consultant during the Term or while performing Services to the Trust pursuant to this Agreement concerning the business of the Trust, its products or services, its cost and pricing structures, financial information, accounting and business methods, inventions, customers and clients and customer or client lists, customer and supplier information and any similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public (except as a result of Consultant’s unauthorized disclosure) prior to the date Consultant discloses or uses such information. Confidential Information will not be deemed to have been published or otherwise disclosed merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

9.            Indemnification. During the Term and thereafter, the Trust agrees to indemnify and hold Consultant and Consultant’s heirs and representatives harmless, to the maximum extent permitted by law, against any and all damages, costs, liabilities, losses and expenses (including reasonable attorneys’ fees) as a result of any claim or proceeding (whether civil, criminal, administrative or investigative), or any threatened claim or proceeding (whether civil, criminal, administrative or investigative), against Consultant that arises out of or relates to the performance of Consultant’s Services hereunder at the request of the Trust, and to advance to Consultant or Consultant’s heirs or representatives such reasonable expenses upon written request with appropriate documentation of such expense upon receipt of an undertaking by Consultant or on Consultant’s behalf to repay such amount if it shall ultimately be determined under applicable law or pursuant to the immediately following sentence that Consultant is not entitled to be indemnified by the Trust. Without limiting the generality of the foregoing, Consultant shall not be entitled to indemnification hereunder to the extent any claim or proceeding (or threatened claim or proceeding) arises out of Consultant’s gross negligence, bad faith, fraud or willful misconduct. The Trust shall be entitled to assume the defense of any such proceeding and Consultant will use reasonable efforts to cooperate with such defense. To the extent that Consultant in good faith determines that there is an actual or potential conflict of interest between the Trust and Consultant in connection with the defense of a proceeding, Consultant shall so notify the Trust and shall be entitled to separate representation at the Trust’s expense by counsel selected by Consultant (provided that the Trust may reasonably object to the selection of counsel within ten (10) business days after notification thereof) which counsel shall cooperate, and coordinate the defense, with the Trust’s counsel and minimize the expense of such separate representation to the extent consistent with Consultant’s separate defense. This Section 9 shall continue in effect after the termination of Consultant’s consultancy or the termination of this Agreement.

10.            Representations of Consultant. Consultant represents, warrants and covenants that as of the date hereof: (a) Consultant has the full right, authority and capacity to enter into this Agreement and perform Consultant’s obligations hereunder; (b) Consultant is not bound by any agreement that conflicts with or prevents or restricts the full performance by Consultant of the Services or Consultant’s obligations to the Trust hereunder during or after the Term; and (c) the execution and delivery of this Agreement shall not result in any breach or violation of, or a default under, any existing obligation, commitment or agreement to which Consultant is subject.

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11.            Taxes. Consultant shall be responsible for the payment of [his][her] portion of any and all required federal, state, local and foreign taxes (including self-employment taxes) incurred, or to be incurred, in connection with any amounts payable to Consultant under this Agreement. Consultant shall make such tax payments as may be required by applicable law and agrees to indemnify and hold the Trust harmless from any liability the Trust may incur resulting from or arising out of Consultant’s failure to make such tax payments.

12.            Assignment. This Agreement shall not be assignable by Consultant without the prior written consent of the Trust, and any assignment in violation of this Agreement shall be void; provided, however, that the Trust shall not unreasonably withhold consent to Consultant’s assignment of this Agreement to a business entity or personal services company owned and managed by Consultant for purposes of Consultant personally providing the services hereunder through such entity or company. The Trust may assign this Agreement, and its rights and obligations hereunder, to any of its affiliates. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and permitted assigns. Consultant acknowledges and agrees that all of Consultant’s covenants and obligations to the Trust, as well as the rights of the Trust hereunder, shall run in favor of and shall be enforceable by the Trust and its successors and assigns.

13.            Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS OR THE CONFLICT OF LAWS PROVISIONS OF ANY OTHER JURISDICTION WHICH WOULD CAUSE THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF MARYLAND. Each Party to this Agreement irrevocably agrees for the exclusive benefit of the other that any and all suits, actions or proceedings relating to this Agreement (collectively, “Proceedings” and, individually, a “Proceeding”) may be maintained in either the courts of the State of Maryland or the federal District Courts located in the State of Maryland (collectively, the “Chosen Courts”) and that the Chosen Courts shall have jurisdiction to hear and determine or settle any such Proceeding and that any such Proceedings may be brought in the Chosen Courts. Each Party irrevocably waives any objection that it may have now or hereafter to the laying of the venue of any Proceedings in the Chosen Courts and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceeding brought in the Chosen Courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

14.            Modification. This Agreement may not be modified or amended, nor may any rights under it be waived, except in a writing signed and agreed to by the Parties.

15.            Severability. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect. In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction shall be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.

16.            Survival. The rights and obligations of the Parties under the provisions of this Agreement shall survive, and remain binding and enforceable, notwithstanding the expiration of the Term, the termination of this Agreement, the termination of Consultant’s services hereunder or any settlement of the financial rights and obligations arising from Consultant’s services hereunder, to the extent necessary to preserve the intended benefits of such provisions.

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17.            Notices. Any notice given pursuant to this Agreement to any Party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, or by overnight courier, or by e-mail, facsimile or telecopy, or when hand delivered as follows:

If to the Trust:

Mark Chertok

Elme Communities Liquidating Trust

c/o FTI Consulting, Inc.

56 Livingston Avenue, Suite 400

Roseland, NJ 07068

*** and ELMETrustee@fticonsulting.com

If to Consultant:

[Address]

E-mail: [___]

or at such other address as either Party shall from time to time designate by written notice, in the manner provided herein, to the other Party hereto.

18.            Counterparts. This Agreement may be executed by one or more of the Parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each Party hereto confirms that any facsimile copy of such Party’s executed counterpart of the Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

ELME COMMUNITIES LIQUIDATING TRUST

By:

Name: Mark E. Chertok
Title: Trustee

CONSULTANT

By:
[Name]